UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________________________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

April 16, 2021

Dear Fellow Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of AG Mortgage Investment Trust, Inc., which will be held on Wednesday, May 26, 2021 at 10:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We believe that a virtual meeting allows the full participation by, and interaction with, our stockholder base, while also being mindful of the public health and travel concerns our stockholders may have in light of the COVID-19 pandemic. You will be able to participate in the Annual Meeting, to vote, and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MITT2021. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”).

Pursuant to rules adopted by the United States Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about April 16, 2021 to our stockholders of record on March 29, 2021. The Notice and Proxy Statement contain instructions for your participation in this process, including how to access our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2020 over the Internet, how to authorize your proxy to vote online, and how to request a paper copy of the Proxy Statement and Annual Report to Stockholders if you so desire.

If you are unable to attend the virtual Annual Meeting, it is nevertheless very important your shares be represented and voted. You may authorize your proxy to vote your shares over the Internet as described in the Notice and Proxy Statement. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote electronically via live webcast at the Annual Meeting.

On behalf of the Board of Directors, I extend our appreciation for your participation and continued support.

Sincerely,

David N. Roberts
Chairman of the Board & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2021

NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), that the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Wednesday, May 26, 2021, at 10:00 a.m., Eastern Time. In light of continuing public health concerns, the Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast like an in-person meeting. You can vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2021. The Annual Meeting will be held for the following purposes:

1.to consider and vote upon the election of six directors, with each director serving until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.to consider and vote upon the approval, on an advisory basis, of our executive compensation, as described in the Proxy Statement;

4.to consider and vote upon the approval of the AG Mortgage Investment Trust, Inc. 2021 Manager Equity Incentive Plan; and

5.to consider and vote upon the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We know of no other matter to come before the Annual Meeting. Only holders of record of our common stock at the close of business on March 29, 2021 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any postponement or adjournment thereof.

If you plan on virtually attending the Annual Meeting, you will need to enter the 16-Digit Control Number on your notice regarding the Internet availability of proxy materials ("Notice"). Whether or not you plan to access the Annual Meeting, please authorize your proxy to vote your shares over the Internet, as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who vote over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless access the Annual Meeting, revoke their proxies and cast their vote electronically.

By Order of the Board of Directors,

Jenny B. Neslin
General Counsel and Secretary

April 16, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Wednesday, May 26, 2021. This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2020 are available on the “Financial Reports” page of the “Investor Relations” section of our website at www.agmit.com.

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

PROXY STATEMENT
FOR
2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2021

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company,” “we,” “us” or “our”) for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 26, 2021 at 10:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe the virtual meeting format allows the full participation by, and interaction with, our stockholder base, while also being mindful of the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic. Any reference herein to attending the Annual Meeting, including any reference to “in-person” attendance, means attending by remote communication via live webcast on the Internet.

Like an in-person meeting, you can vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2021. You must have your 16-Digit Control Number in order to access the Annual Meeting. The Proxy Statement, proxy card, and our 2020 Annual Report to Stockholders (the “Annual Report”) will be distributed or made available on or about April 16, 2021 to stockholders of record on the Record Date.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the meeting.
Q:	Where and when will the annual meeting be held?

A:
The meeting will be held on Wednesday, May 26, 2021 at 10:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MITT2021.

Q:	Why is the Company holding a virtual meeting?

A:	We feel it is appropriate this year to hold a virtual Annual Meeting due to the continuing public health impact COVID-19 and to support the health and well-being of our directors, executive officers and stockholders and their friends and family. We value and encourage broad investor participation and believe that a virtual meeting provides an opportunity for stockholders to attend and participate from their homes while minimizing public safety risks.

Q:	What is the quorum for the meeting?

A:
A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, whether in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 46,503,439 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned in order to solicit additional proxies creating the necessary quorum. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken. Shares that are voted “For,” “Against,” “Abstain,” or, with respect to the election of directors, “Withhold,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Q:	What am I voting on?

A:	(1)	The election of six directors each serving until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified;

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021;

	(3)	Approval, on an advisory basis, of our executive compensation, as described in this Proxy Statement; and

	(4)	Approval of the AG Mortgage Investment Trust, Inc. 2021 Manager Equity Incentive Plan.

Q:	How does the Board recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;

	(3)	“FOR” the approval, on an advisory basis, of our resolution on executive compensation, as described in the Proxy Statement; and

	(4)	"FOR" the approval of the AG Mortgage Investment Trust, Inc. 2021 Manager Equity Incentive Plan.

Q:	Who is entitled to vote?

A:	Only stockholders of record of our common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in your notice regarding the Internet availability of proxy materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I vote my shares at the Annual Meeting?

A:	First, you must satisfy the requirements for admission to the Annual Meeting by entering the 16-Digit Control Number on your Notice of the Annual Meeting. Then, if you are a stockholder of record at the close of business on March 29, 2021, you may cast your vote electronically at the Annual Meeting.

You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you hold as of the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A:
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to all nominees, or you may vote “For All Except” one or more nominees. A properly executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting, provided that a quorum is present. This means the six nominees who receive the greatest number of “For” votes cast will be elected. Neither broker non-votes nor votes marked “Withhold” will have an effect with respect to the election of any nominee.

You may vote “For,” “Against” or “Abstain” on Proposals 2, 3, and 4. To be approved, each of Proposals 2, 3, and 4 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal, provided that a quorum is present. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals 2, 3 and 4 and will have no effect on the result of the vote.

	Proposal	Vote Required	Discretionary Voting Allowed?
(1)	Election of directors	Plurality**	No
(2)	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority*	Yes
(3)	Approval, on an advisory basis, of our executive compensation	Majority*	No
(4)	Approval of the 2021 Manager Equity Incentive Plan	Majority*	No
* “Majority” means a majority of the votes cast at the Annual Meeting on the particular matter.
** “Plurality” means with regard to the election of directors, that the six nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and Proxy Statement and any accompanying document have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I attend the Annual Meeting?

A:	You can attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2021. You must have your 16-Digit Control Number found on your Notice of the Annual Meeting in order to access the Annual Meeting. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the webcast in advance of the designated start time.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from participants of the webcast.

Q:	Why did I not receive my proxy materials in the mail?

A:	As permitted by rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 16, 2021, we mailed to stockholders of record, as of the close of business on the Record Date, the Notice containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access the Proxy Statement and Annual Report and how you may submit your proxy.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q:	Will there be any other items of business on the agenda?

A:	We do not know of any other matter that may be brought before the Annual Meeting nor do we foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to exercise all proxies with respect to such matters in accordance with their discretion.

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or in person.

Q:	Who has paid for this proxy solicitation?

A:	We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our executive officers or by executive officers of AG REIT Management, LLC (our “Manager”) personally, by e-mail or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners, and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	What does it mean if I receive more than one Notice?

A:	If you receive more than one Notice, your shares are registered in more than one name or are registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 3, and 4.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1, 3, and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and "broker non-votes" treated?

A:	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firms is considered a “routine” proposal. All other items on this year’s ballot are considered “non-routine” proposals under NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee does not vote on a particular proposal because such broker or nominee does not receive such voting instructions and does not have the discretion to vote the shares.

Q:	Can I change my vote after I have voted?

A:
Yes. You can change your vote either by:

•executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than May 25, 2021;

•voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 25, 2021;

•sending a written statement revoking your proxy card to our General Counsel provided such statement is received no later than May 25, 2021; or

•by attending the Annual Meeting, revoking your proxy and voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Q:	Can I find additional information on the Company’s website?

A:
Yes. Our website is located at www.agmit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six members, including four directors that meet the independence standards of the NYSE. Our Nominating and Corporate Governance Committee analyzes the composition of our Board each year. In connection with this review, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, nominated the following six individuals to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified: David N. Roberts, T.J. Durkin, Debra Hess, Dianne Hurley, Joseph LaManna and Peter Linneman (each a “Nominee,” and, collectively, the “Nominees”).

Each of the Nominees currently serves on the Board and was elected by the stockholders at the Company’s 2020 annual meeting of stockholders, other than Ms. Hurley, who was appointed to our Board on December 1, 2020. The Board anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend, unless the Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The voting requirements for this proposal are described above and in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting, including the age of each Nominee as of the date of this Proxy Statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

David N. Roberts Chairman of the Board & Chief Executive Officer Age: 59
Mr. Roberts joined Angelo, Gordon & Co., L.P. ("Angelo Gordon") in 1993 and is Head of Strategy. He is a Managing Director and a member of the firm’s Advisory Board and Executive Committee. At Angelo Gordon, Mr. Roberts has been responsible for helping start and grow a number of the firm’s businesses, including opportunistic real estate, private equity, net lease real estate, residential mortgage-backed securities and energy lending. Within private equity, Mr. Roberts focused in particular on investments in the specialty finance area, including helping create and serving for over 15 years as Lead Director of publicly traded PRA Group, Inc. (formerly Portfolio Recovery Associates, Inc.), a former Angelo Gordon portfolio company whose primary business is the purchase, collection, and management of portfolios of nonperforming loans. Prior to Angelo Gordon, from 1989 to 1993, Mr. Roberts was a Principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. He also worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania. He serves as our Chairman and Chief Executive Officer and has served as a director of the Company since 2011. Prior to April 2021, Mr. Roberts also served as our President, a position he had held since 2011.

Due to his senior management and finance experience and his experience as a director of public and private boards, we believe Mr. Roberts should serve as a member of our Board.

T.J. Durkin President Age: 38
Mr. Durkin joined Angelo Gordon in 2008 and is a Managing Director, a member of the firm’s Advisory Board, Executive Committee and Co-Head of the firm’s Structured Credit Platform. Mr. Durkin serves as our President and served as our Chief Investment Officer from October 31, 2017 through April 12, 2021. Mr. Durkin also serves as co-Portfolio Manager of Angelo Gordon’s residential mortgage and consumer debt securities portfolios and as a board member of Arc Home, Angelo Gordon’s affiliated mortgage originator and GSE licensed servicer. Prior to joining Angelo Gordon, Mr. Durkin. began his career at Bear, Stearns & Co. where he was a Managing Director on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt-A, second lien and small balance commercial. Mr. Durkin earned his Bachelor’s degree in finance from Fordham University and currently serves as a member of the school’s President's Council. He is also a board member of VE International, a not-for-profit organization focused on preparing high school students for college and careers through skills learned in an entrepreneurship based curriculum. He has served as an executive officer of the Company since 2017 and as a director since 2018.

Due to his vast industry experience and mortgage and structured products expertise, we believe Mr. Durkin should serve as a member of our Board.

Debra Hess Independent Director Age: 57 Committees: - Audit (Chair) - Compensation - Nominating and Corporate Governance
Ms. Hess served as Chief Financial Officer of NorthStar Asset Management Group Inc. (NYSE: NSAM) from July 2014 until January 2017, when NorthStar merged with Colony Capital. Ms. Hess had also served as Chief Financial Officer of NorthStar Realty Finance Corp. (NYSE: NRF) from July 2011 to January 2017, when NRF merged with Colony Capital. During her tenure at NorthStar until August 2015, Ms. Hess served as Chief Financial Officer of NorthStar’s non-traded companies. Ms. Hess also served as Interim Chief Financial Officer of NorthStar Realty Europe Corp. (NYSE: NRE) from June 2015 to November 2015. Prior to joining NorthStar, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by the Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess currently serves on the board of directors of Radian Group Inc. (NYSE: RDN), on the board of directors of CenterPoint Properties Trust where she is the chair of the audit committee and on the board of directors of Zell Holdings Inc. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration in Finance from New York University. Ms. Hess has served as a director of the Company since February 2018.

Due to her extensive mortgage banking, finance and real estate experience, her role as the Chief Financial Officer of various publicly traded companies in our sector, and her significant financial, accounting and compliance experience at public companies, we believe Ms. Hess should serve as a member of our Board.

Joseph LaManna Lead Independent Director Age: 61 Committees: - Compensation - Audit - Nominating and Corporate Governance (Chair)
Mr. LaManna worked at William Blair & Company, LLC from 1987 until his retirement in 2005. During his tenure at William Blair, Mr. LaManna served in several different roles, including senior specialty finance analyst, head of the business services group, and director of research. In addition, he was a member of the firm’s executive committee, equity capital markets committee and audit committee for four years. Mr. LaManna has served on the boards of directors of several privately-held companies in the financial services industry. He is a Chartered Financial Analyst, and he holds a B.A. degree in economics and business administration from Knox College and an M.B.A. degree in finance from the University of Chicago. He has served as a director of the Company since 2011.

Due to his extensive financial and investment experience, as well as his experience as a director for several other financial services companies, we believe Mr. LaManna should serve as a member of our Board.

Dianne Hurley Independent Director Age: 58 Committee: Audit Committee
Ms. Hurley is currently the Chief Financial and Operations Officer of Moravian Academy. Previously, she was the Chief Administrative Officer of A&E Real Estate, one of the largest owner/operators of multi-family real estate in New York City. Since 2015, Ms. Hurley has also worked as an operational consultant to various startup asset management firms, including BayPine Capital, Stonecourt Capital LP, and Imperial Companies. From September 2009 to November 2011, Ms. Hurley served as the first Chief Operating Officer of Global Distribution in the Asset Management Division of Credit Suisse. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon, a large investment management firm affiliated with TPG Capital. Ms. Hurley began her career in the real estate department of Goldman, Sachs & Co. Ms. Hurley currently serves as the lead independent director and Chair of the Audit Committee for Griffin-American Healthcare REIT IV. She has also previously served as an independent director of an additional three public companies within the real estate industry. Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale School of Management. Ms. Hurley has served as a director of the Company since December 2020.

Due to her extensive financial and real estate experience, as well as her experience as a director for several other public companies, we believe Ms. Hurley should serve as a member of our Board.

Peter Linneman Independent Director Age: 70 Committees: - Compensation (Chair) - Nominating and Corporate Governance	Dr. Linneman is currently the Emeritus Albert Sussman Professor of Real Estate, Finance, and Public Policy at the University of Pennsylvania, Wharton School of Business where he has been on the faculty since 1979. At Wharton, he was the Director of the Samuel Zell and Robert Lurie Real Estate Center from 1986-1998 and the Chairperson of the Wharton Real Estate Department from 1994-1997. Dr. Linneman is also the founding principal of Linneman Associates, a real estate advisory firm, and the CEO of American Land Funds and KL Realty Fund, both private real estate acquisition firms. He currently serves on the board of directors of Regency Centers Corporation (NYSE: REG), Paramount Group, Inc. (NYSE: PGRE) and Equity Commonwealth (NYSE: EQC), each of which is a public real estate investment trust. Dr. Linneman has served on over 20 public and private company boards, including as director of eleven New York Stock Exchange listed companies. Dr. Linneman holds both a masters and a doctorate degree in economics from the University of Chicago. He has served as a director of the Company since 2011.

Due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including many real estate investment companies, we believe Dr. Linneman should serve as a member of our Board.
Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company, other than David N. Roberts (our Chairman and Chief Executive Officer) and T.J. Durkin (our President), who serve as members of our Board in addition to their roles as executive officers. For Messrs. Roberts’ and Durkin’s biographical information, see “Information Regarding Director Nominees” above. All of our executive officers serve at the discretion of the Board.

Nicholas Smith Chief Investment Officer Age: 40	Mr. Smith joined Angelo Gordon’s structured credit team as a Managing Director in April 2021 and was appointed as our Chief Investment Officer, effective April 12, 2021. Prior to joining Angelo Gordon, Mr. Smith was the Head of Non-Agency Residential Mortgage Trading and Asset-Backed Securities Trading at Bank of America Securities. At Bank of America Securities, he led a team of over 30 professionals and built and oversaw the organization’s Whole Loan Purchase Program. Previously, he served as Director on Guggenheim Securities’ Residential Mortgage Trading and Banking team and Bear Stearns’ Residential Mortgage Finance and Trading team. Mr. Smith graduated from Colgate University with a degree in Mathematical Economics.

Anthony Rossiello Chief Financial Officer and Treasurer Age: 33	Mr. Rossiello joined Angelo Gordon’s finance team as a Managing Director in 2020 and was appointed as our Chief Financial Officer and Treasurer, effective on January 1, 2021. In this position, Mr. Rossiello also serves as our Principal Financial and Accounting Officer. Mr. Rossiello has previously served as our Controller and interim Principal Accounting Officer during 2020. Prior to joining Angelo Gordon, Mr. Rossiello began his career at Ernst & Young LLP where he was a Senior Manager in the Banking and Capital Markets practice primarily focusing on providing client services to publicly traded companies within the banking and mortgage REIT industry as well as working with private companies within the mortgage origination and servicing industry. Mr. Rossiello holds a B.S. degree in Accounting from the State University of New York at Albany and is a Certified Public Accountant.

Jenny B. Neslin General Counsel and Secretary Age: 38
Ms. Neslin joined Angelo Gordon’s legal team as a Managing Director in April 2021 and was appointed as our General Counsel and Secretary, effective April 5, 2021. Prior to joining the Company, Ms. Neslin was Managing Director and Deputy General Counsel at Colony Capital, Inc. (NYSE:CLNY) (“Colony Capital”). At Colony Capital, Ms. Neslin was responsible for legal oversight of Colony Capital’s capital markets activities (including public and private equity and debt offerings), ongoing disclosure and reporting obligations under U.S. federal securities laws and corporate governance matters. In addition, from August 2015 to January 2018, Ms. Neslin served as General Counsel and Secretary for each of NorthStar Real Estate Income Trust, Inc. (“NS Income”) and NorthStar Real Estate Income II, Inc. (“NS Income II”). NS Income and NS Income II were public, non-traded real estate investment trusts managed by NorthStar Asset Management Group Inc. (“NorthStar”), until NorthStar’s merger with Colony Capital in January 2017. Prior to joining an affiliate of NorthStar in July 2013, Ms. Neslin was an associate in the Capital Markets group at Clifford Chance US LLP, where she primarily advised REITs and investment banks in public and private capital markets transactions. Ms. Neslin holds a Bachelor of Music in Music Business from New York University and a Juris Doctor from Benjamin N. Cardozo School of Law at Yeshiva University.

Andrew Parks Chief Risk Officer Age: 48	Mr. Parks joined Angelo Gordon in August 2009 as Chief Risk Officer and has served as our Chief Risk Officer since our IPO in July 2011. Before joining Angelo Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore LLP in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a B.A. degree from Tulane University and a J.D. degree from The University of Texas School of Law.

All of our executive officers are employed by Angelo Gordon, an affiliate of our Manager, in various executive, managerial and administrative positions.

CORPORATE GOVERNANCE

Board and Committees

Our Manager manages our day-to-day operations, subject to the supervision of our Board. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. Members of our Board are kept informed of our business through discussions with our and our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. A majority of the members of our Board are “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our independent directors meet in executive sessions without the presence of our executive officers or non-independent directors.

Our Board has formed an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) and has adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the Audit Committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors.

Board Leadership

Our business is conducted day-to-day by our executive officers and our Manager, under the direction of our chief executive officer and the oversight of our Board, to enhance long-term value for our stockholders. Our Board is elected by our stockholders on an annual basis to oversee our executive officers and our Manager.

The Board annually appoints a chairman of the board, who may or may not be our chief executive officer. David N. Roberts has served as Chief Executive Officer of the Company since our initial public offering in 2011 and as Chairman of our Board since the 2012 annual meeting of stockholders. In these capacities, Mr. Roberts is involved in both our day-to-day operations and the strategic decision making at the board level. We believe that it is in the best interests of our stockholders for Mr. Roberts to serve as both Chairman of our Board and Chief Executive Officer because of in depth knowledge of our Company as our Chief Executive Officer since our initial public offering as well as his decisive, consistent and effective leadership.

When the individual appointed as Chairman of our Board is also our Chief Executive Officer, which is the case currently with Mr. Roberts serving in both roles, the Board will also appoint a lead independent director. Our Board has appointed Joseph LaManna, an independent member of our Board, to serve as our lead independent director. We believe that having a lead independent director enhances independent oversight of our Company and management. Our lead independent director chairs executive sessions of the independent directors of the board and meetings of the full Board when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full Board and management.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that there is no single, generally accepted approach to providing board leadership, and the right board leadership structure may vary as circumstances warrant. Consistent with this belief, our independent directors consider the board’s leadership structure on an annual basis.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees, must be “independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an

“independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has affirmatively determined each of Debra Hess, Dianne Hurley, Joseph LaManna and Peter Linneman satisfies the bright-line independence criteria of the NYSE and none of them has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board. Therefore, we believe that all of these directors, who constitute a majority of our Board, are independent under the NYSE rules.

The Nominating and Corporate Governance Committee has adopted limits on the number of public company boards on which our independent directors may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the Board, our independent directors may not serve on more than four public company boards, which number includes service on our Board. The Company does not limit the number of not-for-profit boards on which our independent directors may serve.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, facilitates candid and open communications and provides an efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may engage the services of third-party search firms to assist in identifying or evaluating director candidates.

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee will consider recommendations for board membership by stockholders. The Nominating and Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and of each committee and conducts an annual assessment of each independent director. The Nominating and Corporate Governance Committee also identifies any area in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate contributes to the overall diversity of the Board. Candidates are also evaluated on their understanding of our business, experience, and willingness to devote adequate time to carrying out their duties, among other things. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background of the members of the Board to assure the Board has the necessary composition to effectively perform its oversight function.

While we do not have a formal policy about diversity, the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which the board nominees are selected. With the addition of Ms. Hurley to our Board in December 2020, 1/3 of the members of our Board are female. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of directors that reflects a mix of different viewpoints, professional experience, education, skills and other personal qualities and attributes that can best facilitate the success of the Company’s business and can represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

Corporate Governance Guidelines

Our Board has also adopted corporate governance guidelines, which are available in the corporate governance section of our website. These guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board; director responsibilities; board committees; director access to executive officers, the Manager and independent advisors; director compensation; and regular evaluations of the performance of the Board.

Retirement Policy

The Board believes that 75 years of age is an appropriate retirement age for directors. Directors generally will not be nominated for re-election at any annual stockholders meeting following their 75th birthday. However, the Board may determine to waive this policy in individual cases.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to our executive officers and directors as well as the employees, executive officers and directors of our affiliates who provide us services (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;
•	the protection of Company assets, including corporate opportunities and confidential information;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.
Any waiver of the Code of Ethics may be made only by our Board or one of our board committees. The Code of Ethics is posted in the “Investor Relations-Corporate Governance” section of our website, www.agmit.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our website.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our risk management policies and practices. Our executive officers, including our Chief Risk Officer, who are responsible for our day-to-day risk management practices, regularly present to the Board on our overall risk profile and the processes by which such risks are mitigated. Our Manager also regularly reports to the board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our Board that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are understood and addressed.

Board Meetings and Annual Meeting of Stockholders

The Board held 35 meetings (including regularly scheduled and special meetings) in 2020, and each director who was a director in 2020 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). We have a policy that directors attend each annual meeting of stockholders. All of our directors serving in June 2020 attended the 2020 annual meeting of stockholders. The independent directors meet in executive session at least once per quarter during a regularly scheduled board meeting without management. As lead independent director, Mr. LaManna presides at the executive sessions of the independent directors.

Committee Membership

The current committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The table below provides current membership information.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess	(1)
Joseph LaManna
Dianne Hurley		-	-
Peter Linneman	-
Number of Meetings Held in 2020	5	5	7

 - Member

 - Chairman

(1) Ms. Hess serves as our audit committee financial expert.

Board Committees

Below is a description of each committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a charter, which is available at our website at www.agmit.com under the heading “Investor Relations – Corporate Governance.”

Audit Committee

Our Audit Committee consists of Mses. Hess, Hurley and Mr. LaManna, each of whom is an independent director and “financially literate” under the rules of the NYSE. Ms. Hess chairs our Audit Committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our Audit Committee assists the Board in overseeing:

•our internal controls over financial reporting;

•our accounting and financial reporting processes;

•the integrity and audits of our consolidated financial statements;

•our compliance with legal and regulatory requirements;

•our information technology security program;

•the qualifications and independence of our independent auditors; and

•the performance of our independent and internal auditors.

Our Audit Committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal controls over financial reporting.

Compensation Committee

Our Compensation Committee consists of Messrs. Linneman, LaManna and Ms. Hess, each of whom is an independent director under the rules of the NYSE. Dr. Linneman chairs our Compensation Committee. The responsibilities of our Compensation Committee include evaluating the performance of our executive officers; reviewing the compensation payable by us, if any, to our executive officers; evaluating the performance of our Manager; reviewing the equity compensation and fees payable to our Manager under the management agreement; administering our equity incentive plans and any other compensation plans, policies and programs; discharging our Board’s responsibilities relating to compensation payable to our independent directors; and reviewing and recommending to the Board compensation plans, policies and programs.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. LaManna and Linneman and Ms. Hess, each of whom is an independent director under the rules of the NYSE. Mr. LaManna chairs our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our Board the appointment of each of our executive officers. It also periodically prepares and submits to our Board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board the nominees for each committee of the Board. In addition, the committee annually conducts an evaluation of the performance of our Board, both individually and collectively.

Other Committees

Our Board may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors require that each director acquire and maintain a minimum number of shares equal to four times the basic annual cash retainer payable to non-employee directors within four years of becoming subject to the guidelines. From time to time, the Nominating and Corporate Governance Committee of the Board will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate. All of our directors are either currently in compliance with the minimum share ownership guidelines or are still within the four year grace period for compliance.

Our minimum share ownership guidelines for executive officers require that our Chief Executive Officer, President, Chief Investment Officer and Chief Financial Officer acquire and maintain a minimum equity investment in the company of 15,000 shares of our common stock. Any executive officer elected to an office subject to the minimum share ownership guidelines after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time, the Nominating and Corporate Governance Committee of the Board will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. All of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of AG Mortgage Investment Trust, Inc. Securities applies to each of our directors and executive officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars or exchange funds.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists solely of the following independent, non-employee directors: Messrs. Linneman, LaManna and Ms. Hess. None of the members of our Compensation Committee is or has been an employee or officer of us or any of our affiliates. During 2020, none of the Company's executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the Compensation Committee or Board.

Communication with the Board and Independent Directors

Our Board or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, provides a confidential, candid, and efficient method of relaying any interested party’s concerns or comments. As discussed above, our lead independent director is Mr. LaManna. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

The Company does not screen mail except when warranted for security purposes, and all correspondence will be forwarded to our Board, any specified committee or individual directors as specified in the correspondence.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the accounting firm of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2021, and recommended the ratification of this appointment by our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accountants since our initial public offering in July 2011 and is considered by our management to be well qualified.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

The voting requirements for this proposal are described above and in the “General Information About The Annual Meeting And Voting” section.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2020 and 2019:

	Fiscal Year Ended December 31,
	2020	2019
Audit Fees(1)	$1,401,475	$1,466,048
Audit-Related Fees	—	—
Tax Fees(2)	199,100	214,600
All Other Fees	—	—

Total	$1,600,575	$1,680,648
 (1) “Audit Fees” consist of fees and related expenses for professional services rendered in connection with the audits of our consolidated financial statements performed by PricewaterhouseCoopers LLP. Audit Fees include fees related to the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and the issuance of consents and comfort letters related to equity offerings and registration statements. In 2020 and 2019, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $39,000 and $125,000, respectively.
(2) “Tax Fees” consist of fees and related expenses for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee in accordance with the terms of the Audit Committee’s charter. In addition, our Audit Committee has established a pre-approval policy pursuant to which a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved, subject to an aggregate maximum fee established annually and payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The audit committee (the “Audit Committee”) of the board of directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee has the duties and powers described in its written charter adopted by the Board of February 26, 2020. A copy of the charter is available on the Company's website at www.agmit.com.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2020, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received and reviewed the written communications from PwC as required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and has discussed with PwC its independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Company’s Audit Committee charter, the Audit Committee recommended to the Board (and the Board approved) the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee also selected and appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and is presenting this appointment to the Company’s stockholders for ratification.

By the Audit Committee

Debra Hess (Chair)
Dianne Hurley
Joseph LaManna

PROPOSAL 3: APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

At our 2018 annual meeting, we asked our stockholders to vote, on an advisory basis, to recommend the frequency with which we would provide future advisory votes on named executive officer compensation. At our 2018 annual meeting, 98% of our stockholders who voted on the “say on frequency” proposal voted, on an advisory basis, to hold future advisory votes on named executive officer compensation each year. Taking into consideration the recommendation of the stockholders, our Board elected to hold advisory votes on named executive officer compensation each year. In the future, our Board may reconsider the frequency with which we hold advisory votes on named executive officer compensation.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the Compensation Committee, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders. In the event there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by our Manager, pursuant to the management agreement between our Manager and us. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. In 2020, we did not have any employees whom we compensated directly with salary, other cash compensation or stock-based compensation. A portion of our named executive officers’ compensation was paid out of funds from management fees we pay to our Manager and the expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section above.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2020 were:

Name	Title
David Roberts	Chief Executive Officer and President
Brian C. Sigman(1)	Chief Financial Officer
T.J. Durkin	Chief Investment Officer
Andrew Parks	Chief Risk Officer
Raul E. Moreno(2)	General Counsel and Secretary
Christopher D. Moore(3)	General Counsel and Secretary
(1)Mr. Sigman resigned effective December 31, 2020. On December 30, 2020, the Board approved the appointment of Anthony W. Rossiello as Chief Financial Officer of the Company, effective on January 1, 2021.
(2)Mr. Moreno resigned effective December 14, 2020.
(3)Mr. Moore was appointed interim General Counsel and Secretary effective December 14, 2020. On March 31, 2021, the Board approved the appointment of Jenny B. Neslin as General Counsel & Secretary of the Company, effective on April 5, 2021.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager or an affiliate of our Manager, do not receive cash compensation from us. Instead, our executive officers are compensated by our Manager or an affiliate of our Manager, in part, with the management fee we pay to our Manager and with the expense reimbursement we provide to our Manager related to compensation. The management agreement provides for our reimbursement to the Manager of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time those individuals spent on our affairs or another agreed upon methodology fair to the Company. We do not determine the compensation payable to personnel, including our executive officers, by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or its affiliates. Accordingly, we do not pay or accrue any salary or bonus for our executive officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options, restricted stock units or other types of awards to our Manager or to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals

We believe our equity-based compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation in 2020

We did not pay any compensation of any kind to our named executive officers during the year ended December 31, 2020. We do not provide any of our executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. The compensation that we reimbursed to our Manager for our allocable share of the 2020 compensation of our Chief Financial Officer, Chief Risk Officer and our General Counsel is discussed in this Proxy Statement in “Other Matters – Certain Relationships and Related Transactions – Management Agreement.”

For 2020, the named executive officers as a group received aggregate salaries of $0.5 million and aggregate performance-based incentive bonuses for 2020 of $2.6 million from the Manager, based on the percentage of time such officers spent managing affairs of the Company. These amounts collectively represent 43% of the aggregate management fees the Company paid to the Manager during 2020. On an aggregated basis, the named executive officers received 16% of their total compensation in the form of base salaries and the remaining 84% in the form of performance-based incentive bonuses.

Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager and its affiliates will take into account factors such as the individual’s position, his or her contribution to our Company and market practices. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2020.

Summary Compensation Table

Our named executive officers are not our employees and are not paid compensation by us. We have not paid any compensation to our named executive officers for the years ended December 31, 2018, December 31, 2019 or December 31, 2020.

Grants of Plan Based Awards in 2020

We did not grant any shares of restricted stock, options, restricted stock units or other incentive compensation to our named executive officers during the year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2020, there was no outstanding award of equity made to any of our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2020, we had not issued any outstanding options to purchase shares of common stock to any of our named executive officers. No option to purchase shares of our common stock or restricted shares of common stock granted by the Company to any of our named executive officers vested in 2020.

As previously disclosed, on July 1, 2017, we granted 60,000 restricted stock units to our Manager that vested ratably over a three year period ending on July 1, 2020. Our Manager allocated 21,000 of the 60,000 restricted stock units to certain of our named executive officers - 5,000 restricted stock units to David N. Roberts, 10,000 restricted stock units to T.J. Durkin, 2,000 restricted stock units to Brian C. Sigman, and 4,000 restricted stock units to Raul E. Moreno. Each allocation decision made by the Manager was reported to and discussed with our Board. The remaining unvested 7,002 of those units allocated to our named executive officers vested on July 1, 2020.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment

We do not have any employment agreement with any of our named executive officers and are not obligated to make any payment to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any kind to our named executive officers and did not have any employees during the year ended December 31, 2020. Therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. We believe this management fee structure helps guard against our Manager making higher risk investments to achieve higher management fees as might be the case if the management fee was based on total assets or returns on investments. We have designed our compensation policy in an effort to provide the proper incentives to our executive officers and our Manager to maximize our performance in order to serve the best interests of our stockholders. These compensation policies and practices do not place undue emphasis on or incentivize the maximization of net income at the expense of other criteria, such as preservation of capital. Our Board monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of AG Mortgage Investment Trust, Inc. (the "Company") has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

By the Compensation Committee

Peter Linneman (Chair)
Debra Hess
Joseph LaManna

DIRECTOR COMPENSATION

Director Compensation

Our Compensation Committee is responsible for discharging our Board’s responsibilities relating to compensation payable to our non-employee directors. Our Compensation Committee annually evaluates compensation paid to our non-employee directors and may, from time to time, recommend to the full Board changes to such compensation as appropriate. Our Compensation Committee did not retain a compensation consultant in connection with establishing the compensation paid to our non-employee directors for 2020.

Each member of our Board who is not an employee of our Manager or its affiliates received annual compensation for service as a director during 2020 as follows:

•Each non-employee director receives an annual base fee of $160,000, of which $80,000 is payable in unrestricted cash and the other $80,000 is payable in shares of restricted common stock. As discussed further below, our non-employee directors received shares of our common stock in lieu of the cash component of the annual base fee for the quarter ended March 31, 2020.

•The lead independent director receives an additional annual fee of $25,000.

•In addition, the chairman of our Audit Committee receives an annual fee of $25,000, and the chairs of our Compensation and Nominating and Corporate Governance Committees each receives an annual fee of $10,000.

In light of the COVID-19 pandemic and the related significant market disruption and volatility experienced during 2020, with the approval of all of our non-employee directors, our Board determined to pay the cash component of the annual base fee to non-employee directors for the quarter ended March 31, 2020 in shares of the Company’s common stock. In addition, effective January 1, 2021, upon recommendation by our Compensation Committee, our Board approved a decrease in the cash component of the annual base fee payable to non-employee directors to $70,000 from $80,000.

2020 Director Compensation Table

The following table summarizes the compensation that we paid to our directors for their services in fiscal year 2020:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Arthur Ainsberg(1)	$17,379	$57,375	$74,754
Andrew L. Berger(2)	1	38,797	38,798
Debra Hess	78,760	106,240	185,000
Joseph LaManna	86,259	107,101	193,360
Peter Linneman	67,508	102,492	170,000
Dianne Hurley(3)	6,777	6,775	13,552
David N. Roberts	—	—	—
T.J. Durkin	—	—	—
Brian C. Sigman(4)	—	—	—
(1)Mr. Ainsberg did not stand for re-election at the 2020 annual meeting of stockholders.
(2)Mr. Berger resigned from the Board on March 25, 2020.
(3)Ms. Hurley was appointed to the Board on December 1, 2020.
(4)Mr. Sigman did not stand for re-election at the 2020 annual meeting of stockholders.

The annual cash and equity compensation for our non-employee directors is paid quarterly in arrears in cash. The number of shares of restricted common stock to be issued each quarter to each non-employee director is determined based on the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on the last trading day of each fiscal quarter. In addition, the restricted common stock issued to non-employee directors may not be sold or transferred during such director’s term of service on the Board.

Each member of our Board is also reimbursed for reasonable out-of-pocket expenses associated with service on the Board and Committee thereof and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Equity Incentive Plans Information

We have adopted equity incentive plans to provide incentive compensation to attract and retain qualified directors, executive officers, advisors, consultants and other resources, including our Manager and personnel of our Manager and its affiliates.

The following table presents certain information about our equity incentive plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Incentive Plans (Excluding Securities Reflected in the First Column of this Table)
Equity Incentive Plans Approved by Stockholders	—	$—	1,879,680
Equity Incentive Plans Not Approved by Stockholders	—	—	—
Total	—	$—	1,879,680

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 29, 2021, beneficial ownership of the Company’s common stock by each named executive officer, each director, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner reported in the below table is c/o AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
David N. Roberts	352,216	*
T.J. Durkin	68,500	*
Brian C. Sigman	45,500	*
Raul E. Moreno(2)	5,407	*
Andrew Parks	—	—
Peter Linneman	60,722(3)	*
Joseph LaManna	70,111	*
Debra Hess	45,296	*
Dianne Hurley	2,266	*
Christopher D. Moore	—	—
All directors and executive officers as a group (13 persons)	650,018	1.40%
* Represents ownership of less than one percent.
(1)As of March 29, 2021, we had 46,503,439 shares of our common stock outstanding.
(2)Based on information available to the Company as of December 14, 2020.
(3)All shares owned by Peter Linneman are held jointly with his spouse.

Ownership of Common Stock by Certain Significant Stockholders

As of March 29, 2021, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	2,812,388(2)	6.05%
(1)As of March 29, 2021, we had 46,503,439 shares of our common stock outstanding.
(2)Information obtained solely by reference to the amended Schedule 13G/A filed with the SEC on March 29, 2021 by EJF Capital LLC. Of the reported shares, EJF Capital LLC reported that it has sole voting power for 0 shares, shared voting power for 2,812,388 shares, sole dispositive power for 0 shares and shared dispositive power for 2,812,388 shares.

PROPOSAL 4: APPROVAL OF THE AG MORTGAGE INVESTMENT TRUST, INC. 2021 MANAGER EQUITY INCENTIVE PLAN

Background to the Proposal

The Company adopted the AG Mortgage Investment Trust, Inc. Manager Equity Incentive Plan on July 6, 2011 (the “2011 Manager Plan”), which will automatically terminate on July 6, 2021. The Board believes that the 2011 Manager Plan has benefited the Company by providing incentive compensation to attract and retain qualified directors, executive officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates.

Pursuant to the Company’s 2020 Equity Incentive Plan, which became effective as of April 15, 2020 following approval by our stockholders at the Company’s 2020 annual stockholders meeting, the Company is not permitted to issue any shares of our common stock under the 2011 Manager Plan. In order to continue the ability to provide the incentive compensation opportunities available under the 2011 Manager Plan, the Board, on April 7, 2021, adopted the AG Mortgage Investment Trust, Inc. 2021 Manager Equity Incentive Plan (the “2021 Manager Plan”), subject to the approval of shareholders. The Board believes the 2021 Manager Plan will benefit the Company in the same manner as the 2011 Manager Plan. If the 2021 Manager Plan is not approved by shareholders, then the Company will no longer be able to grant equity awards to the Manager as part of its incentive compensation program. If the 2021 Manager Plan is approved by shareholders, outstanding awards previously granted under the 2011 Manager Plan will remain in effect subject to their original terms, but no additional awards will be granted under the 2011 Manager Plan after the 2021 Manager Plan becomes effective.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2021 MANAGER EQUITY INCENTIVE PLAN.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section above.

Shares Available and Outstanding

The Company maintains two equity incentive plans, the 2011 Manager Plan and the 2020 Equity Incentive Plan. The table below summarizes the shares outstanding and available under each plan as of March 31, 2021.

(as of March 31, 2021)
Total common shares outstanding	46,503,439
Shares remaining available for future grant under the 2011 Manager Plan(1)	—
Shares subject to outstanding full value awards under the 2011 Manager Plan	—
Shares subject to outstanding stock options under the 2011 Manager Plan	—
Shares remaining available for future grant under the 2020 Equity Incentive Plan	1,857,350
Shares subject to outstanding full value awards under the 2020 Equity Incentive Plan	—
Shares subject to outstanding stock options under the 2020 Equity Incentive Plan	—
(1) Following the effective date of the 2020 Equity Incentive Plan, no additional awards may be granted under the 2011 Manager Plan.

On March 31, 2021, the closing price for the Company’s common stock as reported on the NYSE was $4.03.

Summary of the 2021 Manager Plan

The summary of the 2021 Manager Plan appearing below is qualified in its entirety by the actual terms of the 2021 Manager Plan, a complete copy of which is attached to this Proxy Statement as Appendix A and incorporated by reference herein. As used in this summary, the term “Award” means an option, stock appreciation right, restricted stock, restricted stock unit, or other share-based award granted under the 2021 Manager Plan. Notwithstanding the adoption of the 2021 Manager Plan by the Board and its approval by shareholders, no Award may be granted, and no shares of common stock may be issued, pursuant to the 2021 Manager Plan before approval by the shareholders.

Administration

The Compensation Committee, as appointed by our Board, has the full authority (1) to administer and interpret the 2021 Manager Plan, (2) to authorize the granting of Awards, (3) to determine the number of shares of common stock to be covered by each Award, (4) to determine the terms, provisions and conditions of each Award (which may not be inconsistent with the terms of the applicable equity incentive plan), (5) to prescribe the form of instruments evidencing such Awards, and (6) to take any other actions and make all other determinations it deems necessary or appropriate in connection with the 2021 Manager Plan or the administration or interpretation thereof; however, neither the Compensation Committee nor the Board may take any action under the 2021 Manager Plan that would result in a repricing of any stock option without having first obtained the consent of our stockholders. The Compensation Committee will have authority to grant of stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, dividend equivalent rights and other equity-based awards to the Manager. As used in this summary, the term “administrator” means the Compensation Committee.

Eligibility

Only our Manager is eligible to participate in the 2021 Manager Plan.

Share Authorization

The maximum aggregate number of shares of common stock that may be made subject to Awards under the 2021 Manager Plan is 1,720,275 shares of common stock. The potential dilution resulting from issuing all 1,720,275 shares of common stock authorized under the 2021 Manager Plan, combined with shares available for future grants under our 2020 Equity Incentive Plan would be approximately 7.7% on a fully-diluted basis as of March 31, 2021. As of March 31, 2021, there were no shares subject to outstanding awards under our 2020 Equity Incentive Plan or our 2021 Manager Plan.

If any vested Award under the 2021 Manager Plan is paid or otherwise settled without the issuance of shares of common stock, or any share of common stock is surrendered to or withheld by us as payment of the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of common stock that were subject to such Award will not be available for re-issuance under the 2021 Manager Plan.

If any Award under the 2021 Manager Plan is cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares of common stock that were subject to such Award will be available for re-issuance under the 2021 Manager Plan.

In the event the Compensation Committee determines any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2021 Manager Plan, then the Compensation Committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, base price or purchase price relating to any Award and (iv) the performance goals, if any, applicable to outstanding

Awards. In addition, the Compensation Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of common stock). Awards under the 2021 Manager Plan are intended to either be exempt from, or comply with, Section 409A of the U.S. Internal Revenue Code of 1986 (the “Code”).

Awards

Options. The administrator, consistent with the terms of the 2021 Manager Plan, will prescribe the terms of each option granted to the Manager. The option price cannot be less than the fair market value of the shares of common stock on the date the option is granted. The administrator will determine the method and form by which the option price is paid. Such form may include, without limitation, cash, exchange of shares of common stock previously owned by the Manager, through a “broker cashless exercise” procedure approved by the administrator, or a combination of the above, in any case in an amount having a combined value equal to the option price; provided that the administrator may require that any shares of common stock exchanged by the Manager have been owned by the Manager for at least six months as of the date of exercise. In no event, will the 2021 Manager Plan permit a “reload feature” in which replacement stock options are issued to the Manager in exchange for shares of common stock held by the Manager upon exercise of an option. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years.

Stock Appreciation Rights. The administrator also is authorized to grant stock appreciation rights to the Manager under the 2021 Manager Plan. A stock appreciation right entitles the Manager to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise of the stock appreciation right exceeds the fair market value of a common share on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, shares of common stock or property. The maximum period in which a stock appreciation right may be exercised will be fixed by the administrator but cannot exceed ten years.

Restricted Stock. The 2021 Manager Plan also permits the grant of restricted stock to the Manager under the 2021 Manager Plan. The restricted stock will be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the administrator may impose. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the administrator may determine on the grant date or thereafter. During the restricted period, the restricted stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Manager. Except to the extent otherwise provided in the award agreement, the Manager granted restricted stock will have all the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon.

Restricted Stock Units. The 2021 Manager Plan also permits the grant of restricted stock units to the Manager under the 2021 Manager Plan. Settlement of a grant of restricted stock units will occur upon the expiration of the restricted period specified in the award agreement or, if permitted by the administrator, at a later date selected by the Manager in accordance with the rules and regulations established by the administrator. The administrator may place restrictions on restricted stock units that will lapse, in whole or in part, only upon the attainment of one or more performance goals. The administrator is authorized to grant to the Manager the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to the settlement of the restricted stock unit.

Other Share-Based Awards. The administrator is also authorized to grant to the Manager such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the administrator to be consistent with the purposes of the 2021 Manager Plan, including, without limitation, rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the administrator, and Awards valued by reference to the value of shares of common stock or the value of securities of or the performance of specified subsidiaries. The administrator will determine the terms and conditions of such Awards. Shares of common stock delivered pursuant to an Award in the nature of a purchase right will be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of common stock or a combination thereof, as the administrator will determine. Cash awards, as an element of or supplement to any other Award under the 2021 Manager Plan, may also be granted to the Manager under the 2021 Manager Plan.

Amendment and Termination

Our Board may generally amend or terminate the 2021 Manager Plan at any time, subject to stockholder approval as required to comply with applicable laws, regulations or stock exchange requirements, provided that no amendment may adversely affect an outstanding Award without the Manager’s consent. Unless earlier terminated by our Board, the 2021 Manager Plan will expire on the tenth anniversary of its adoption (provided that Awards granted under the plan before expiration will continue to apply in accordance with their terms).

Upon termination of the management agreement by us for cause or by our Manager for any reason other than for cause or pursuant to a termination notice that is given in connection with a determination that the compensation payable to our Manager is not fair, any then unvested Awards held by our Manager will be immediately forfeited and cancelled without consideration. Upon any other termination of the management agreement or change in control of us (as defined under the 2021 Manager Plan and described in more detail below), any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved, provided, that with respect to an Award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Change in Control

Upon a change in control, the 2021 Manager Plan provides that any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved.

Under the 2021 Manager Plan, the term “change in control” is generally defined to include (i) the acquisition of at least fifty percent (50%) of either (A) the Company’s then outstanding shares of common stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions will not constitute a change of control: (I) any acquisition by the Company or any Affiliate of the Company; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or an Affiliate of the Company; or (III) in respect of an Award held by the Manager, any acquisition by the Manager or any group of persons including the Manager, (ii) a change in the membership of the Board during any twenty-four month period such that the continuing directors (as defined in the 2021 Manager Plan) cease for any reason to constitute a majority of the Board, (iii) the transfer or other disposition of all or substantially all of the business or assets of the Company and its subsidiaries to any person that is not an affiliate of the Company, and (iv) the consummation of a business combination (as defined in the 2021 Manager Plan), unless immediately following the Business Combination fifty percent (50%) or more of the total voting power of the entity resulting from such Business Combination is held by the holders of the outstanding voting securities of the Company entitled to vote generally in the election of directors.

Federal Income Tax Consequences

Counsel has advised the Company regarding the federal income tax consequences of the 2021 Manager Plan. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when he disposes of shares of common stock acquired under an incentive stock option. The exercise of an option that is not an incentive stock option and the exercise of a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares of common stock’s fair market value and the option price or the amount paid in settlement of the stock appreciation rights.

Income is recognized on account of the grant of a stock award when the first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes income equal to the fair market value of the shares of common stock.

No income is recognized upon the grant of a performance share award or an incentive award. Income will be recognized on the date that payment is made under the performance share award or incentive award.

The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option or stock appreciation right or the vesting of a stock award or the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of shares of common stock acquired under an incentive stock option.

 OTHER MATTERS

Certain Relationships and Related Transactions

Our Manager is a subsidiary of Angelo Gordon. Two of our current executive officers and directors/nominated directors (David Roberts and T.J. Durkin) and all of our other executive officers are employees of Angelo Gordon or its affiliates.

To avoid any actual or perceived conflict of interest with our Manager, our Board has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law, our compliance policies, and the compliance policies of Angelo Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. Angelo Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and Angelo Gordon’s compliance with these conflicts of interest provisions.

Related Person Transaction Policy

Our Board has adopted a policy (the “Related Person Transaction Policy”) regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which (i) we or any of our subsidiaries is or are to be a participant, (ii) the amount involved exceeds one hundred twenty thousand dollars ($120,000), and (iii) a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the Related Person Transaction Policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary, in consultation with outside counsel, to the extent appropriate, would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will review, approve or ratify such transactions as appropriate. The Audit Committee will not approve or ratify a related person transaction unless it shall have determined that such transaction is in, or is not inconsistent with, our best interests and does not create a conflict of interest. If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our Related Person Transaction Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Affiliated Transactions Policy

Our Board has also adopted a policy (the “Affiliated Transactions Policy”) regarding the approval of any transaction with affiliates that are not “related persons,” as that term is defined in the Related Person Transaction Policy. The Affiliated Transactions Policy is meant to supplement the existing policies and procedures of the Related Person Transaction Policy. The Affiliated Transactions Policy applies to all transactions between Angelo Gordon, or any entity or account managed by an affiliate of Angelo Gordon, and us (an “Affiliated Transaction”). All Affiliated Transactions must be permitted within our investment guidelines, comply with applicable law, satisfy the requirements of Angelo Gordon’s cross trade policy and comply with any other requirement deemed necessary by our General Counsel. On a quarterly basis, our management team delivers a complete list and appropriate supporting documentation of the Affiliated Transactions entered into during the quarter to the Audit Committee for its review. Based on its consideration of all the relevant facts and circumstances, the Audit Committee will approve and/or ratify an Affiliated Transaction to our independent directors if, in its determination, such Affiliated Transaction is fair, reasonable and within the Affiliated Transactions Policy.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our Board. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) our chief financial officer based on the percentage of time spent on our affairs, (ii) our general counsel based on the percentage of time spent on our affairs, and (iii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as executive officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the year ended December 31, 2020, the Company recorded $7.4 million of reimbursable expenses payable to the Manager, of which approximately $1.2 million related to the Company’s allocable share of annual compensation reimbursed to our Manager for our Chief Financial Officer, Chief Risk Officer, and General Counsel based on the percentage of time such officers spent on the Company’s affairs.

The initial term of the management agreement was three years. The management agreement renews automatically each year for an additional one-year period, unless we or the Manager exercise our respective termination rights. As of the date hereof, no event of termination has occurred. Our Manager is entitled to receive a termination fee from us should the management agreement be terminated under certain circumstances

For the year ended December 31, 2020, our Manager earned management fees of $7.2 million.

On April 6, 2020, we executed an amendment to the management agreement with the Manager pursuant to which the Manager agreed to defer our payment of the management fee and reimbursement of expenses, effective the first quarter of 2020 through September 30, 2020, or such other time as we and the Manager agreed. As of December 31, 2020, the Company has reimbursed the Manager for expenses through the fourth quarter of 2020.

On September 24, 2020, we executed an amendment with the Manager (the “Second Management Agreement Amendment”) to the management agreement, pursuant to which the Manager agreed to receive a portion of the accrued base management fee in shares of common stock. Pursuant to the Second Management Agreement Amendment, the Manager agreed to purchase (i) 1,215,370 shares of common stock in full satisfaction of the deferred base management fee of $3.8 million payable by us in respect to the first and second quarters of 2020 and (ii) 154,500 shares of common stock in satisfaction of $0.5 million of the base management fee payable by us in respect to the third quarter of 2020. The shares of common stock issued to the Manager were valued at $3.15 per share based on the midpoint of the estimated range of our book value per share as of August 31, 2020. The remaining third quarter 2020 management fee was paid in the normal course of business.

Secured debt

On April 10, 2020, we issued a secured promissory note (the “Note”) to the Manager evidencing a $10 million loan made by the Manager to us. Additionally, on April 27, 2020, we entered into an amendment to the Note to reflect an additional $10 million loan by the Manager to us. The $10 million loan made by the Manager on April 10, 2020 was repaid in full with interest on March 31, 2021, and the $10 million loan made on April 27, 2020 was repaid in full with interest when it matured on July 27, 2020. The unpaid balance of the Note accrued interest at a rate of 6.0% per annum. Interest on the Note was payable monthly in kind through the addition of such accrued monthly interest to the outstanding principal balance of the Note.

Asset Manager

In connection with our investments in reperforming and non-performing loans and Non-QM Loans (as defined below), we engage asset managers to provide advisory, consultation, asset management and other services. Beginning in November 2015, we engaged Red Creek Asset Management LLC (“Asset Manager”), an affiliate of the Manager and a direct subsidiary of Angelo Gordon, as the asset manager for certain of our reperforming and non-performing loans. Beginning in September 2019, we engaged the Asset Manager as the asset manager for our Non-QM Loans. We pay the Asset Manager separate arm’s-length asset management fees as assessed and confirmed periodically by a third-party valuation firm for our reperforming and non-performing loans and Non-QM Loans. In the third quarter of 2019, the third-party assessment of asset management fees resulted in our updating the fee amount for our reperforming and non-performing loans. We also utilized the third-party valuation firm to establish the fee level for Non-QM Loans in the third quarter of 2019. For the year ended December 31, 2020, the fees paid by us to the Asset Manager totaled $2.7 million. These fees include amounts paid directly by us and amounts paid by trustees in securitizations in which we own residual interests.

Arc Home

On December 9, 2015, we, alongside private funds under the management of Angelo Gordon, through AG Arc LLC, one of our indirect subsidiaries (“AG Arc”), formed Arc Home LLC (“Arc Home”). In June 2016, Arc Home closed on the acquisition of a Fannie Mae, Freddie Mac, FHA, VA and Ginnie Mae seller/servicer of residential mortgages. Through this subsidiary, Arc Home originates conforming, Government, Jumbo, Non-QM, and other non-conforming residential mortgage loans and retains the mortgage servicing rights associated with the loans it originates. Arc Home is led by an external management team. The Board of Managers of Arc Home consists of members appointed by us and affiliates of our Manager. Our investment in Arc Home had a fair value of $45.3 million on December 31, 2020. We have an approximate 44.6% interest in AG Arc.

Arc Home may sell loans to us, third parties or to affiliates of our Manager. Arc Home may also enter into agreements with us, third parties, or affiliates of our Manager to sell rights to receive the excess servicing spread related to its MSRs (“Excess MSRs”). In March 2017, Arc Home entered into an agreement with us to sell Excess MSRs, and as of December 31, 2020, these Excess MSRs had fair value of approximately $3.5 million. In connection with our investments in Excess MSRs purchased through Arc Home, we pay an administrative fee to Arc Home. For the year ended December 31, 2020, the administrative fees paid by us to Arc Home totaled $0.2 million.

During 2020, Arc Home began selling Non-QM Loans to a private fund under the management of Angelo Gordon. Arc Home sold $57.4 million of unpaid principal balance of Non-QM Loans to this affiliate of the Manager during 2020.

Mortgage Acquisition Trust I LLC

On August 29, 2017, we, alongside private funds under the management of Angelo Gordon, formed Mortgage Acquisition Holding I LLC (“MATH”) to conduct a residential mortgage investment strategy. MATH in turn sponsored the formation of an entity called Mortgage Acquisition Trust I LLC (“MATT”) to purchase predominantly “Non-QM” loans, which are residential mortgage loans that are not deemed “qualified mortgage,” or “QM,” loans under the rules of the Consumer Financial Protection Bureau. Non-QMs are not eligible for delivery to Fannie Mae, Freddie Mac, or Ginnie Mae. MATT made an election to be treated as a real estate investment trust beginning with the 2018 tax year.

In furtherance of this business, MATH’s sponsoring funds have agreed to provide up to $75.0 million of capital to MATH. This commitment was increased by $25.0 million to $100.0 million on March 28, 2019 and by $5.0 million to $105.0 million on August 23, 2019 with amendments to the MATH LLC Agreement. On April 3, 2020, the financing arrangements within MATT were restructured as described below and the previously mentioned commitment was removed. The Company has an approximate 44.6% interest in MATH.

On April 3, 2020, we, alongside private funds under the management of Angelo Gordon, restructured our financing arrangements in MATT (“Restructured Financing Arrangement”). The Restructured Financing Arrangement requires all principal and interest on the underlying assets in MATT be used to pay down principal and interest on the outstanding financing arrangement. As of April 3, 2020, the Restructured Financing Arrangement was not a mark-to-market facility and is non-recourse to us. The Restructured Financing Arrangement provides for a termination date of October 1, 2021. At the earlier of the termination date or the securitization or sale by us of the remaining assets subject to the Restructured Financing Arrangement, the financing counterparty will be entitled to 35% of the remaining equity in the assets. We evaluated this restructuring and concluded it was an extinguishment of debt. MATT has chosen to make a fair value election on the new financing arrangement, and we will treat this arrangement consistently with this election.

Restricted Stock and Restricted Stock Units

Since our IPO, we have granted an aggregate of 105,794 and 120,320 shares of restricted common stock to our independent directors under our equity incentive plans, dated July 6, 2011 (the “2011 Equity Incentive Plans”) and our 2020 Equity Incentive Plan, respectively. As of December 31, 2020, all the shares of restricted common stock granted to our independent directors have vested. Further, since our IPO, we have issued 40,250 shares of restricted common stock to our Manager and 120,000 restricted stock units to our Manager under our 2011 Equity Incentive Plans.

Other transactions with affiliates

In March 2019, in accordance with our Affiliated Transactions Policy, we executed one trade whereby we acquired a real estate security from an affiliate of the Manager (the “March 2019 Selling Affiliate”). As of the date of the trade, the security acquired from the March 2019 Selling Affiliate had a total fair value of $0.9 million. The March 2019 Selling Affiliate sold the real estate security through a BWIC (Bids Wanted in Competition). Prior to the submission of the BWIC by the March 2019 Selling Affiliate, we submitted our bid for the real estate security to the March 2019 Selling Affiliate. The pre-submission of our bid allowed us to confirm third-party market pricing and best execution.

In June 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair market value of $408.0 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $42.9 million as of June 30, 2019. We have a 44.6% interest in the retained subordinate tranches.

In July 2019, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities from an affiliate of the Manager (the “July 2019 Selling Affiliate”). As of the date of the trade, the real estate securities acquired from the July 2019 Selling Affiliate had a total fair value of $2.0 million. As procuring market bids for the real estate securities was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by independent third-party pricing vendors. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In September 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair market value of $415.1 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $28.7 million as of September 30, 2019. We have a 44.6% interest in the retained subordinate tranches.

In October 2019, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities from an affiliate of the Manager (the “October 2019 Selling Affiliate”). As of the date of the trade, the real estate securities acquired from the October 2019 Selling Affiliate had a total fair value of $2.2 million. The October 2019 Selling Affiliate sold the real estate securities through a BWIC. Prior to the submission of the BWIC by the October 2019 Selling Affiliate, we submitted its bid for the real estate securities to the October 2019 Selling Affiliate. The pre-submission of our bid allowed us to confirm third-party market pricing and best execution.

In November 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair market value of $322.1 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $21.4 million as of December 31, 2019. We have a 44.6% interest in the retained subordinate tranches.

In February 2020, we, alongside private funds managed by Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $348.2 million were securitized. Certain senior tranches in the securitization were sold to third-parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $26.6 million as of March 31, 2020. We have a 44.6% interest in the retained subordinate tranches.

In July 2020, in accordance with our Affiliated Transactions Policy, we sold certain real estate securities to an affiliate of the Manager (the “July 2020 Acquiring Affiliate”). As of the date of the trade, the real estate securities sold to the July 2020 Acquiring Affiliate had a total fair value of $1.9 million. The July 2020 Acquiring Affiliate purchased the real estate securities through a BWIC. Prior to our submission of the BWIC, the July 2020 Acquiring Affiliate submitted its bid for the real estate securities to us. The July 2020 Acquiring Affiliate’s pre-submission of its bid allowed us to confirm third-party market pricing and best execution.

In August 2020, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $226.0 million were securitized. Certain senior tranches in the securitization were sold to third-parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $24.3 million as of September 30, 2020. We have a 44.6% interest in the retained subordinate tranches.

In August 2020, we, alongside private funds under the management of Angelo Gordon, sold our Ginnie Mae Excess MSR portfolio to Arc Home for total proceeds of $18.9 million. The portfolio had a total unpaid principal balance of $3.5 billion. Our share of the total proceeds approximated $8.5 million, representing our approximate 45% ownership interest. Arc Home subsequently sold its Ginnie Mae MSR portfolio to a third-party.

In October 2020, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities and Excess MSRs from an affiliate of the Manager (the “October 2020 Selling Affiliate”). As of the date of the trade, the real estate securities and Excess MSRs acquired from the October 2020 Selling Affiliate had a total fair value of $0.5 million and $20.0 thousand, respectively. As procuring market bids for the real estate securities was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by third-party pricing vendors. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

Delinquent Section 16 Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file certain reports with the SEC regarding ownership of, and transactions in, the Company’s securities. These executive officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2020 all Section 16(a) reports required to be filed by the Company’s executive officers, directors and ten percent (10%) stockholders were filed on a timely basis with the exception of one Form 3 and one Form 4 filing, each for Alison Halpern, the Company’s Chief Accounting Officer for the year ended December 31, 2020.

Stockholder Proposals

Any stockholder intending to present a proposal at our 2022 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 17, 2021. To be included in the proxy statement, the proposal must comply with the requirements of Rule 14a-8 of the Exchange Act.

Pursuant to our bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2022 annual meeting of stockholders must notify us in writing of such proposal by December 17, 2021, but in no event earlier than November 17, 2021. However, in the event that the 2022 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2021 annual meeting of stockholders, notice by the stockholder to be timely must be received no earlier than the 120th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or Proxy Statement, without charge, by visiting our website at http://www.agmit.com or by writing AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel. These materials are also available at http://www.proxyvote.com. Upon request to our General Counsel, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding on your behalf. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York, 10167, Attn: General Counsel, or contact our General Counsel via telephone at (212) 692-2000. You can also refer to our website at www.agmit.com. Information at, or connected to our website is not and should not be considered part of this Proxy Statement.

APPENDIX A

AG MORTGAGE INVESTMENT TRUST, INC. MANAGER EQUITY INCENTIVE PLAN
Effective April 7, 2021

1.PURPOSES. The purposes of this AG Mortgage Investment Trust, Inc. Manager Equity Incentive Plan (the "Plan") are to afford an incentive to AG REIT Management, LLC, a Maryland limited liability company (the "Manager") to: (a) continue as the Manager for the AG Mortgage Investment Trust, Inc. (the "Company"); (b) increase its efforts on behalf of the Company; and (c) promote the success of the Company’s business. The Plan provides for the grant of stock options, restricted shares of common stock, restricted stock units, stock appreciation rights, and other equity-based awards.

2.DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below, in addition to such terms defined in Section 1 above:

a."Affiliate" means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person or (iii) any legal entity for which such Person acts as an executive officer or general partner. For purposes of this definition, the terms "control", "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
b."Applicable Laws" means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, applicable accounting standards and the Applicable Laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
c."Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Share-Based Award granted to the Manager under the Plan.
d."Award Date" means the date upon which an Award is made to the Manager under the Plan, although, in the case of any Award for which the Exercise Price, Fair Market Value, or other applicable value is determined with reference to the average weighted Share price or Share price over a particular measurement period, the Award shall not be treated as granted and subject to applicable securities law or securities exchange reporting until the applicable value is determined.
e."Award Agreement" means any written agreement between the Company and the Manager that evidences and sets out the terms and conditions of an Award.
f."Board" means the Board of Directors of the Company.
g."Change of Control" means:
i.the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding Shares, taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate of the Company; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate of the Company; or (III) in respect of an Award held by the Manager, any acquisition by the Manager or any group of Persons including the Manager (or any entity controlled by the Manager or any group of Persons including the Manager);
ii.during any period of 24 months, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
iii.the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its Subsidiaries to any Person that is not an Affiliate of the Company; or
iv.the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

Notwithstanding the foregoing to the contrary, to the extent Section 409A of the Code applies with respect to an Award and a payout trigger under such Award includes a Change of Control, then addition to the foregoing any such Change of Control must also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, in any case, within the meaning of Treasury Regulation 1.409A-3(i)(5).

a."Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
b."Committee" means the Compensation Committee of the Company’s Board of Directors, or any successor committee with responsibility for employee compensation, or, in the absence of a committee with responsibility for employee compensation, the Board itself; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.
c."Company" means AG Mortgage Investment Trust, Inc., a Maryland Corporation, or any successor corporation.
d."Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
e."Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share as of a particular date shall mean (i) the closing sales price per Share on the national securities exchange on which the Share is principally traded, for the last preceding date on which there was a sale of Shares on such exchange; (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of Shares in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
f."Management Agreement" means the management agreement between the Manager and the Company.
g."Manager" means AG REIT Management, LLC, or any successor entity.
h."Option" means an Award with a right, granted to the Manager under Section 5(b) below, to purchase Shares at a specified price during specified time periods. All Options granted hereunder shall be treated as non-qualified stock options which are not intended to satisfy the requirements of Code Section 422.
i."Other Share-Based Award" means an Award granted to the Manager under Section 5(f) below.
j."Person" means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.
k."Restricted Stock" means an Award of Shares, granted to the Manager under Section 5(d) below, that may be subject to certain restrictions and to a risk of forfeiture.
l."Restricted Stock Unit" or "RSU" means an Award with a right, granted to the Manager under Section 5(e) below, to receive Shares, cash or a combination thereof at the end of a specified restricted period, which right may be conditioned on the satisfaction of specified performance or other criteria.
m."Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.
n."Share" means a share of the Company’s common stock, par value $0.01 per share.
o."Stock Appreciation Right" or "SAR" means an Award with a right, granted to the Manager under Section 5(c) below, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the Award Date to the date of exercise of the right.
p."Subsidiary" means, with respect to the Company, any "subsidiary corporation" within the meaning of Code Section 424(f).

3.ADMINISTRATION.

a.Authority of the Committee. The Plan shall be administered by the Committee. The Committee may employ one or more persons to render advice with respect to any responsibility the Committee may have under the Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. The Committee shall have full and final authority, in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:
i.administer and interpret the Plan;
ii.authorize the granting of Awards;
iii.determine the number of Shares to be covered by each Award;
iv.determine the terms, provisions, and conditions of each Award (which may not be inconsistent with the terms of the Plan), including determination of Fair Market Value; and whether, to what extent, and under what circumstances, an Award may be settled in cash, Shares, other securities, other Awards, or other property;
v.prescribe the form of instruments evidencing Awards; and
vi.take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration and interpretation thereof, including correction of any defect (including but not limited to amending an Award Agreement to comply with Applicable Laws) and reconciliation of any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan.

The Committee may not take any action that would result in a repricing of any Option without having first obtained the consent of the Company’s shareholders. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, the Manager (or any person claiming any rights under the Plan from or through the Manager) and any shareholder.

a.Limitation of Liability. The senior officers of the Company are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications as they in their absolute discretion consider necessary for the implementation of the Plan. The Board, the Committee, and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. The Board, the Committee, members thereof, and any officer or employee of the Company or any Subsidiary thereof acting at the direction or on behalf of the Board or the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.SHARES SUBJECT TO PLAN.

a.Subject to adjustment as provided in Section 9 below, Awards may be made under the Plan beginning on the Effective Date for up to an aggregate of 1,720,275 Shares. At all times, the Company will reserve and keep available a sufficient number of Shares in such manner as it may consider appropriate in order to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.
b.Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any vested Award granted under the Plan is paid or otherwise settled without the issuance of Shares, or if Shares are surrendered to or withheld by the Company as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the Shares that were subject to such Award shall not again be available for Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of Shares to the Manager (other than as provided in the immediately preceding sentence), the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan.
c.No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

5.TERMS AND CONDITIONS OF AWARDS. All Awards will be evidenced by a written agreement between the Company and the Manager setting forth the specific terms of the Award (an "Award Agreement"). Such terms and conditions shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

a.General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the Award Date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of service by the Manager. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
b.Options. The Committee is authorized to grant Options to the Manager on the following terms and conditions:
i.Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, but in no event shall the per Share exercise price of any Option be less than 100% of the Fair Market Value of a Share on the Award Date of such Option.
ii.Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, and the form of such payment. Such form may include, without limitation, cash, exchange of Shares previously owned by the Manager, through a "broker cashless exercise" procedure approved by the Committee (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Committee may require that any Shares exchanged by the Manager have been owned by the Manager for at least six months as of the date of exercise. An Award Agreement may provide that the Manager may pay all or a portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company. To the extent that the Committee permits the use of a "cashless exercise" to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a "reload feature," in which replacement stock options are issued to the Manager in exchange for Shares held by the Manager upon exercise of an Option. In no event may an Option remain exercisable more than ten (10) years following the Award Date.
c.Stock Appreciation Rights. The Committee is authorized to grant SARs to the Manager on the following terms and conditions:
i.Right Conferred. A SAR shall confer on the Manager a right to receive an amount with respect to each Share subject thereto, upon exercise thereof, equal to the excess of:
1.the Fair Market Value of one Share on the date of exercise over
2.the Fair Market Value of one Share on the Award Date.
ii.Other Terms. The Committee shall determine at the Award Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to the Manager, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards. In no event may a SAR remain exercisable more than ten (10) years following the Award Date. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Shares, or property as specified in the Award Agreement or determined by the Committee.
d.Restricted Stock. The Committee is authorized to grant Restricted Stock to the Manager on the following terms and conditions:
i.Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine on the Award Date or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Manager.
ii.Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Manager, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Manager deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
iii.Dividends/Distributions. Except to the extent otherwise provided in any Award Agreement, the Manager granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Unless otherwise determined by the Committee, dividends or distributions paid on Restricted Stock shall be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the Committee, and in any event shall be payable in cash or in Shares having a Fair Market Value equal to the amount of such dividends and distributions. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.
iv.Section 83(h) Election. If the Manager makes an election pursuant to Code Section 83(b) concerning Restricted Stock, the Manager shall be required to promptly file a copy of such election with the Company.
e.Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to the Manager on the following terms and conditions:
i.Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the restricted period specified in the Award Agreement (or, if permitted by the Committee, at a later date selected by the Manager in accordance with rules and regulations established by the Committee). The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.
ii.Dividend/Distribution Equivalents. The Committee is authorized to grant to the Manager the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to settlement of the Restricted Stock Unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the Manager, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividend equivalents or distribution equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. Unless otherwise determined by the Committee, any such dividend equivalents or distribution equivalents shall be paid or credited, as applicable, on the dividend payment date to the Manager as though each Restricted Stock Unit held by the Manager was a Share.
f.Other Share-Based Awards. The Committee is authorized, subject to limitations under Applicable Laws, to grant to the Manager such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or a combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 5(f).
g.Vesting. Except as provided otherwise in an Award Agreement, Awards generally will vest over a minimum period of three (3) years or shall be subject to a performance-based vesting schedule, except in the event of a Change of Control or other special circumstances.

6.TERMINATION OF MANAGEMENT AGREEMENT. Upon termination of the Management Agreement either (i) by the Company for Cause (as described in the Management Agreement) or (ii) by the Manager for Cause (as described in the Management Agreement or) for any reason other than pursuant to a Termination Notice (as defined in the Management Agreement) that is given in connection with a determination that the compensation payable to the Manager is not fair, all unvested Awards then held by the Manager and all accrued and unpaid dividends or dividend equivalents related thereto shall be immediately cancelled and forfeited without consideration. Upon termination of the Management Agreement for any reason other than as enumerated in the immediately preceding sentence, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved; provided, however, that for any Award subject to Code Section 409A, no payment may be made to the Manager unless the termination of the Management Agreement also constitutes a "separation from service" within the meaning of Code Section 409A.

7.CHANGE OF CONTROL. In the event of a Change of Control, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved.

8.CONDITIONS UPON ISSUANCE OF SHARES.

a.The Manager will have none of the rights of a shareholder (including, but not limited to, the right to receive dividends or other distributions from the Company, voting rights, or rights under any rights offering) until such time as such Shares have been recorded on the Company’s official shareholder records as having been issued to the Manager.
b.No Shares shall be issued under this Plan or pursuant to any Award Agreement until and unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the rules of any stock exchange having jurisdiction over the securities of the Company.
c.The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require the Manager to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with Applicable Laws, rules, and regulations, listing requirements, or other obligations.

9.RECAPITALIZATION. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-oft combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Manager under the Plan, then the Committee shall make equitable changes or adjustments to any or all of: (a) the number and kind of Shares or other property (including cash)

that may thereafter be issued in connection with Awards; (b) the number and kind of Shares or other property (including cash) issued or issuable in respect of outstanding Awards; (c) the exercise price, base price or purchase price relating to any Award and (d) the performance goals, if any, applicable to outstanding Awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to Shares).

10.TRANSFER RESTRICTIONS. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner. Notwithstanding the foregoing, the Manager may allocate all or a portion of any Award, or ownership or profits interests in the any Award, to the Manager’s officers or other personnel of the Manager or its Affiliates. Any such allocation shall not affect the other applicable terms of the Plan or the Award. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

11.CONSTRUCTION. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as "nonqualified deferred compensation" for purposes of Code Section 409A, as determined by the Committee, or if an Award is subject to Code Section 409A, in a manner that complies with Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).

12.NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in any Award, Award Agreement or other agreement entered into pursuant hereto shall confer upon the Manager a right to continue to provide services to the Company or any parent, subsidiary, or Affiliate of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Management Agreement in accordance with its terms.

13.SEVERABILITY. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.TERMINATION AND AMENDMENT OF THE PLAN.

a.The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. The Committee may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentences, no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of the Manager, without the Manager’s consent, under any Award theretofore granted under the Plan.
b.The Board may, subject to receipt of requisite regulatory approval, where required, and without further shareholder approval, in its discretion make the following amendments to the Plan:
i.amending typographical, clerical and grammatical errors;
ii.reflecting changes to applicable securities laws; and
iii.ensuring that the Shares issued under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which the Manager may from time to time be resident or a citizen.

c.In the event the Plan or any Award issued hereunder fails to meet the applicable requirements of Code Section 409A, then the Plan and the applicable Award Agreement shall be deemed to be modified (and shall otherwise be amended by the Committee, in its sole and absolute discretion), to the limited extent necessary to satisfy the requirements of Code Section 409A and the regulations thereunder.

15.APPLICABLE LAW. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

16.EFFECTIVE DATE AND DURATION OF PLAN. The Plan is effective as of April 7, 2021, subject to any required shareholder approval. The Plan shall remain in full force and effect from the date of shareholder approval hereof and from year to year thereafter until amended or terminated in accordance with Section 14 above. The Plan shall automatically terminate on the tenth anniversary of the date on which it was adopted.

AG MORTGAGE INVESTMENT TRUST, INC.
245 PARK AVE., 26TH FL.
NEW YORK, NY 10167

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D41816-P51260

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AG MORTGAGE INVESTMENT TRUST, INC.

The Board of Directors recommends you vote FOR ALL of the Nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) T.J. Durkin
02) Debra Hess
03) Joseph LaManna
04) Peter Linneman
05) David N. Roberts
06) Dianne Hurley

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D41817-P51260

AG MORTGAGE INVESTMENT TRUST, INC.
Annual Meeting of Stockholders
May 26, 2021 at 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David N. Roberts and Jenny Neslin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Stockholders of AG Mortgage Investment Trust, Inc., to be held on Wednesday, May 26, 2021 at 10:00 AM, Eastern Time, and any adjournments or postponements thereof. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/MITT2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations.

Continued and to be signed on reverse side